UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

RA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37926	26-2908274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

87 Cambridge Park Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RARX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2019, Ra Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Camurus AB (“Camurus”) for the use of Camurus’ proprietary drug delivery technology, FluidCrystal, to formulate a long-acting presentation of the Company’s investigational complement component 5 (C5) inhibitor, zilucoplan, and up to three additional compounds to be determined later (the “Products”). Under the terms of the Agreement, Camurus granted the Company a worldwide, exclusive license to the FluidCrystal technology to develop, manufacture, and commercialize the Products. Under the terms of the Agreement, the Company is responsible for manufacturing, development, and commercialization of the Products worldwide.

In connection with entering into the Agreement, the Company paid Camurus a non-refundable and non-creditable upfront payment of $2.0 million. Camurus is eligible to receive up to an aggregate of $14.5 million in development milestones and other license payments, up to $55.0 million in sales milestone payments, and tiered single digit royalties on net sales of products utilizing the licensed technology.

The term of the Agreement continues until the expiration of the applicable royalty term on a country-by-country and product-by-product basis. Upon expiration of the term of the Agreement, the licensed rights granted to the Company under the Agreement, to the extent they remain in effect at the time of expiration, will thereafter become irrevocable, perpetual and fully paid-up licenses that survive the expiration of the term. The Company may terminate the Agreement on a product-by-product basis or in its entirety at any time during the term for any reason upon 90 days’ written notice to Camurus. Either party may terminate the Agreement for the other party’s material breach, in the event of the other party’s insolvency, or if the other party brings an action seeking to have a patent right of such party relating to the Agreement declared invalid. There are no cancellation, termination or refund provisions in the Agreement that contain material financial consequences to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: July 16, 2019	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer

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